UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        August 13, 2012

AMREP Corporation
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 13, 2012, the Company entered into a Tolling and Forbearance Agreement dated that date (the “Agreement”) with the Pension Benefit Guaranty Corporation (the “PBGC”).  The PBGC is the agency of the United States government that administers the insurance program established under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to protect private-sector defined benefit pension plans, including the Company’s Retirement Plan for Employees (the “Plan”).

The Agreement deals with the Company’s $11,688,437 accelerated funding liability to the Plan that arose under Section 4062(e) of ERISA as a result of the Company’s closing of certain of its facilities in connection with the consolidation of its Subscription Fulfillment Services business and the associated work force reduction.

In the Agreement, the PBGC has agreed to forbear from asserting certain rights to obtain payment of the aforesaid accelerated funding liability granted to it by ERISA, and the Company has agreed (a) to pay $3,000,000 of the liability not later than August 23, 2012, and (b) if it has not paid the remaining liability or adequately secured it with collateral acceptable to the PBGC before August 13, 2013, then either (i) to provide a letter of credit in an amount equal to 110% of the remaining liability or establish a cash escrow with an independent escrow agent in an amount equal to 100% of the remaining liability, to be maintained for five years or until the remaining liability is discharged, if sooner, or (ii) to provide security for the remaining liability acceptable to the PBGC and discharge the liability in quarterly installments over a five year period.

As previously indicated in the Company’s Annual Report to the Securities and Exchange Commission for the fiscal year ended April 30, 2012 on Form 10-K filed July 26, 2012, the Company is unable to offer any assurance that it will be able to discharge the remaining liability before August 13, 2013 or meet the PBGC’s requirements for securing and paying it, nor can it offer any assurance that, in the event of such inability, it will be able to negotiate with the PBGC to obtain further relief.

A copy of the Agreement is included as Exhibit 10.1 to this Current Report.  Such Exhibit is incorporated into these Items 1.01 and 2.03 by reference and the description of the Agreement in these Items is qualified by such reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Tolling and Forbearance Agreement dated as of August 13, 2012 between the Pension Benefit Guaranty Corporation and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation
(Registrant)

By: /s/ Peter M. Pizza
Peter M. Pizza
Vice President and
Chief Financial Officer

Date:  August 14, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Tolling and Forbearance Agreement dated as of August 13, 2012 between the Pension Benefit Guaranty Corporation and the Company.